UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2012

ATLANTIC POWER CORPORATION

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-34691	55-0886410
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

One Federal Street, Floor 30 Boston, MA	02110
(Address of principal executive offices)	(Zip Code)

(617) 977-2400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.             Other Events.

On November 29, 2012, Atlantic Power Corporation (the “Company”) issued a press release announcing it has priced an underwritten public offering on a bought deal basis, in each of the provinces and territories of Canada, except Quebec, of Cdn$100 million aggregate principal amount of 6.00% Series D Extendible Convertible Unsecured Subordinated Debentures (the “Debentures”) at a public offering price of Cdn$1,000 per debenture. The Debentures will have an initial maturity date of March 31, 2013 which will automatically be extended to December 31, 2019 upon the closing of the acquisition by the Company of all of the outstanding shares of capital stock of Ridgeline Energy Holdings, Inc.

The full text of the press release issued in connection with the announcement is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description
99.1	Press Release of Atlantic Power Corporation, dated November 29, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlantic Power Corporation

Dated: November 29, 2012	By:	/s/ Terrence Ronan
		Name:	Terrence Ronan
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of Atlantic Power Corporation, dated November 29, 2012.

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